Exhibit 99.3 (1 of 2)
KeyCorp
Consolidated Balance Sheets
(dollars in millions)

	12-31-09	9-30-09	12-31-08
Assets
Loans	$58,770	$62,193	$72,835
Loans held for sale	443	703	626
Securities available for sale	16,641	15,413	8,246
Held-to-maturity securities	24	24	25
Trading account assets	1,209	1,406	1,280
Short-term investments	1,743	2,986	5,221
Other investments	1,488	1,448	1,526

Total earning assets	80,318	84,173	89,759
Allowance for loan losses	(2,534)	(2,485)	(1,629)
Cash and due from banks	471	725	1,245
Premises and equipment	880	863	840
Operating lease assets	716	775	990
Goodwill	917	917	1,113
Other intangible assets	50	54	116
Corporate-owned life insurance	3,071	3,041	2,970
Derivative assets	1,094	1,285	1,896
Accrued income and other assets	4,096	3,463	2,818
Discontinued assets	4,208	4,178	4,413

Total assets	$93,287	$96,989	$104,531

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$24,341	$24,635	$24,191
Savings deposits	1,807	1,783	1,712
Certificates of deposit ($100,000 or more)	10,954	12,216	11,991
Other time deposits	13,286	14,211	14,763

Total interest-bearing deposits	50,388	52,845	52,657
Noninterest-bearing deposits	14,415	13,631	11,352
Deposits in foreign office — interest-bearing	768	783	1,118

Total deposits	65,571	67,259	65,127
Federal funds purchased and securities sold under repurchase agreements	1,742	1,664	1,557
Bank notes and other short-term borrowings	340	471	8,477
Derivative liabilities	1,012	1,185	1,032
Accrued expense and other liabilities	2,007	2,236	2,481
Long-term debt	11,558	12,865	14,995
Discontinued liabilities	124	121	181

Total liabilities	82,354	85,801	93,850

Equity
Preferred stock, Series A	291	291	658
Preferred stock, Series B	2,430	2,426	2,414
Common shares	946	946	584
Common stock warrant	87	87	87
Capital surplus	3,734	3,726	2,553
Retained earnings	5,158	5,431	6,727
Treasury stock, at cost	(1,980)	(1,983)	(2,608)
Accumulated other comprehensive income (loss)	(3)	46	65

Key shareholders’ equity	10,663	10,970	10,480
Noncontrolling interests	270	218	201

Total equity	10,933	11,188	10,681

Total liabilities and equity	$93,287	$96,989	$104,531

Common shares outstanding (000)	878,535	878,559	495,002

Exhibit 99.3 (2 of 2)
KeyCorp
Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-09	9-30-09	12-31-08	12-31-09	12-31-08
Interest income
Loans	$749	$786	$940	$3,194	$3,732
Loans held for sale	6	7	14	29	76
Securities available for sale	150	121	101	460	404
Held-to-maturity securities	—	1	1	2	3
Trading account assets	12	9	17	47	56
Short-term investments	3	3	8	12	31
Other investments	13	13	13	51	51

Total interest income	933	940	1,094	3,795	4,353

Interest expense
Deposits	246	277	346	1,119	1,468
Federal funds purchased and securities sold under repurchase agreements	1	2	4	5	57
Bank notes and other short-term borrowings	3	3	30	16	130
Long-term debt	53	66	97	275	382

Total interest expense	303	348	477	1,415	2,037

Net interest income	630	592	617	2,380	2,316
Provision for loan losses	756	733	551	3,159	1,537

Net interest income (expense) after provision for loan losses	(126)	(141)	66	(779)	779

Noninterest income
Trust and investment services income	117	113	131	459	509
Service charges on deposit accounts	82	83	90	330	365
Operating lease income	52	55	64	227	270
Letter of credit and loan fees	52	46	42	180	183
Corporate-owned life insurance income	36	26	33	114	117
Net securities gains (losses) (a)	1	1	(5)	113	(2)
Electronic banking fees	27	27	25	105	103
Gains on leased equipment	15	22	19	99	40
Insurance income	16	18	15	68	65
Investment banking and capital markets income (loss)	(47)	(26)	5	(42)	68
Net gains (losses) from principal investing	80	(6)	(37)	(4)	(54)
Net gains (losses) from loan securitizations and sales	(5)	—	4	(1)	(82)
Gain from sale/redemption of Visa Inc. shares	—	—	___	105	165
Gain (loss) related to exchange of common shares for capital securities	—	(17)	___	78	___
Other income	43	40	(3)	204	100

Total noninterest income	469	382	383	2,035	1,847

Noninterest expense
Personnel	400	380	405	1,514	1,581
Net occupancy	67	63	66	259	259
Operating lease expense	50	46	55	195	224
Computer processing	49	48	51	192	187
Professional fees	63	41	50	184	138
FDIC assessment	37	40	3	177	10
OREO expense, net	25	51	6	97	16
Equipment	25	24	22	96	92
Marketing	22	19	25	72	87
Provision (credit) for losses on lending-related commitments	27	29	(5)	67	(26)
Intangible assets impairment	—	45	465	241	469
Other expense	106	115	121	460	439

Total noninterest expense	871	901	1,264	3,554	3,476

Loss from continuing operations before income taxes	(528)	(660)	(815)	(2,298)	(850)
Income taxes	(347)	(274)	(318)	(1,035)	437

Loss from continuing operations	(181)	(386)	(497)	(1,263)	(1,287)
Loss from discontinued operations, net of taxes	(7)	(16)	(30)	(48)	(173)

Net loss	(188)	(402)	(527)	(1,311)	(1,460)
Less: Net income (loss) attributable to noncontrolling interests	36	(5)	(3)	24	8

Net loss attributable to Key	$(224)	$(397)	$(524)	$(1,335)	$(1,468)

Loss from continuing operations attributable to Key common shareholders	$(258)	$(422)	$(524)	$(1,581)	$(1,337)
Net loss attributable to Key common shareholders	(265)	(438)	(554)	(1,629)	(1,510)

Per common share
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)	$(1.07)	$(2.27)	$(2.97)
Loss from discontinued operations, net of taxes	(.01)	(.02)	(.06)	(.07)	(.38)
Net loss attributable to Key common shareholders	(.30)	(.52)	(1.13)	(2.34)	(3.36)

Per common share — assuming dilution
Loss from continuing operations attributable to Key common shareholders	$(.30)	$(.50)	$(1.07)	$(2.27)	$(2.97)
Loss from discontinued operations, net of taxes	(.01)	(.02)	(.06)	(.07)	(.38)
Net loss attributable to Key common shareholders	(.30)	(.52)	(1.13)	(2.34)	(3.36)

Cash dividends declared per common share	$.01	$.01	$.0625	$.0925	$.625

Weighted-average common shares outstanding (000)	873,268	839,906	492,311	697,155	450,039
Weighted-average common shares and potential common shares outstanding (000)	873,268	839,906	492,311	697,155	450,039

(a)	For the three months ended December 31, 2009, Key did not have impairment losses related to securities. Impairment losses and the portion of those losses recorded in equity as a component of accumulated other comprehensive income (loss) on the balance sheet totaled $4 million and $2 million, respectively, for the three months ended September 30, 2009, and $7 million and $1 million, respectively, for the three months ended June 30, 2009.